UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2016

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Advanced Energy Industries, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	000-26966	84-0846841
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado	80525
(Address of principal executive offices)	(Zip Code)

(970) 221-4670
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On September 9, 2016, Advanced Energy Industries, Inc. (the “Company”), along with three of its wholly-owned subsidiaries, AE Solar Energy, Inc., Sekidenko, Inc., and UltraVolt, Inc. terminated its Credit Agreement with Wells Fargo Bank, National Association ("Wells Fargo") which provided for a secured revolving credit facility of up to $50.0 million (the "Credit Facility"), subject to a borrowing base calculation as discussed in our Annual Report on Form 10-K for the year ended December 31, 2015. Management determined that the Credit Facility was no longer needed and therefore is not cost beneficial to the Company.

The description of the Credit Agreement set forth above is a summary and is qualified in its entirety by the complete text of the Credit Agreement.  A copy of the Credit Agreement was filed as Exhibit 10.1 to a Current Report on Form 8-K of the Company filed on October 12, 2012 (File No. 000-26966).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Thomas Liguori
Date: September 9, 2016	Thomas Liguori
Executive Vice President and Chief Financial Officer